                                                                   EXHIBIT 10.12

                                       MANAGEMENT CONSULTING AGREEMENT dated as
                               of September 28, 2001, between ADVANCED ACCESSORY SYSTEMS, LLC, a Delaware limited liability company (the "Company"), and F. ALAN SMITH (the "Consultant").

                  The Company desires to retain the Consultant to perform management consulting services for the Company and its subsidiaries and the Consultant desires to perform such management consulting services for the Company and its subsidiaries, in each case, upon the terms and conditions hereinafter set forth. References herein to the Company's subsidiaries shall be deemed to include all of the Company's direct and indirect subsidiaries.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

                  SECTION 1. RETENTION OF CONSULTANT.

                  The Company hereby retains the Consultant as a consultant, and the Consultant hereby accepts such retention by the Company, upon the terms and conditions hereinafter set forth. The Consultant shall perform all such services as an independent contractor to the Company and not as an employee, agent or representative of the Company.

                  SECTION 2. TERM.

                  The retention of the Consultant hereunder shall be for a period commencing on the date hereof (the "Commencement Date") and ending on the date that is ten (10) days after either party hereto provides written notice to the other party of its desire to terminate this Agreement (or such later date as may be specified in such notice). The period commencing on the Commencement Date and ending on the date of termination of the Consultant's retention hereunder shall be called the "Term", and the date on which the Consultant's retention hereunder shall terminate shall be called the "Termination Date".

                  SECTION 3. DUTIES.

                  During the Term, the Consultant shall, at the request of the Company or the Board, serve as the Chairman of the Board of Managers of the Company (the "Board") and the Board of Managers (or Board of Directors, as applicable) of any or all of the Company's subsidiaries and shall advise the Company concerning such matters that relate to the business and affairs of the Company and its subsidiaries, in each case as the Company shall reasonably request, and shall perform such duties as are consistent therewith as the Board shall designate. Following the Termination Date, the Consultant shall continue to serve on such Boards in accordance with the provisions of the Third Amended and Restated Members Agreement dated as of September 30, 1999 among the Company, the Consultant and the other parties named therein, as the same may be amended or modified from time to time.

                  SECTION 4. TIME TO BE DEVOTED TO SERVICES.

                  During the Term, the Consultant shall not be required to devote any specified amount of time to the provisions of services hereunder and shall only be required to devote such reasonable amount of time to the business of the Company and its subsidiaries as the Consultant shall reasonably determine to be necessary to fulfill his duties hereunder.

                  SECTION 5. COMPENSATION.

(a) The Company (or at the Company's option, any subsidiary thereof) shall pay to the Consultant an annual consulting fee (the "Fee") during the Term of $75,000, payable in equal monthly installments.

(b) Following the Termination Date and for so long as the Consultant shall continue to serve on the Boards of the Company, the Consultant shall receive an annual Board fee of no less than 10% of the aggregate purchase price for all Units of the Company acquired by him, payable in equal monthly installments.

                  SECTION 6. BUSINESS EXPENSES; BENEFITS.

(a) The Company (or, at the Company's option, any subsidiary thereof) shall reimburse the Consultant, in accordance with its practice from time to time, for all reasonable and necessary expenses and other disbursements incurred by the Consultant for or on behalf of the Company in the performance of the Consultant's duties hereunder. The Consultant shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

(b) The Company shall have no obligation to provide any benefits to Consultant, including, without limitation, any health, life or disability benefits.

                  SECTION 7. DISCLOSURE OF INFORMATION.

                  The Consultant shall not, at any time during the Term or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor shall the Consultant make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. Upon the termination of the Term, the Consultant shall return to the Company all property of the Company or any subsidiary or affiliate thereof then in the possession of the Consultant and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof. Notwithstanding the foregoing, the Consultant shall be entitled to retain any records and information he would otherwise be entitled to possess by virtue of his status as a Member of the Company.

                  SECTION 8. NOTICES.

                  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:


                  if to the Company, to:

                  12900 Hall Road
                  Suite 200
                  Sterling Heights, MI  48313
                  Attention:  Chief Executive Officer
                  Telecopier: (810) 997-6839;

                  with copies to:

                  O'Sullivan LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Attention:  Ilan S. Nissan, Esq.
                  Telecopier: (212) 408-2420;

                  if to the Consultant, to:

                  F. Alan Smith
                  674 Franklyn Avenue
                  Indialantic, FL  32903

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                  SECTION 9. BINDING AGREEMENT; BENEFIT.

                  Subject to Section 15, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

                  SECTION 10. GOVERNING LAW.

                  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Michigan (without giving effect to principles of conflicts of laws).

                  SECTION 11. WAIVER OF BREACH.

                  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

                  SECTION 12. ENTIRE AGREEMENT; AMENDMENTS.

                  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

                  SECTION 13. HEADINGS.

                  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 14. ASSIGNMENT.

                  This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries.

                  SECTION 15. COUNTERPARTS.

                  This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

                  SECTION 16. GENDER.

                  Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Management Consulting Agreement as of the date first written above.


                                   ADVANCED ACCESSORY SYSTEMS, LLC


                                   By:   /s/ Terence C. Seikel
                                      ------------------------------------
                                      Name:
                                      Title:


                                         /s/ F. Alan Smith
                                      -----------------------------------
                                      F. Alan Smith